EXHIBIT 23.2



                          Independent Auditors' Consent

We consent to the incorporation by reference in this Registration Statement of Telident, Inc. on Form S-3 of our report dated July 31, 1998, except as to Note 7 which is dated August 18, 1998, appearing in the Annual Report on Form 10-KSB of Telident, Inc. for the year ended June 30, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Deloitte & Touche LLP
-----------------------------
DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
November 20, 1998